Forward Air Corporation
Historical Operating Data - Unaudited

	2011
	March 31	June 30	September 30	December 31	Average

Forward Air, Inc.
Average linehaul pounds per week (1)
(in thousands)	31,294	34,235	34,209	36,411	34,028
Number of terminals - Company-operated	66	66	66	66	66
Number of terminals - agent	18	18	19	19	19
Number of terminals - total	84	84	85	85	85
Average tractors - Company	195	218	216	189	205
Average leased tractors - Company	5	5	5	4	5
Average leased straight trucks - Company	18	9	9	8	11
Average tractors - owner-operator	843	871	897	910	880
Average tractors - total	1,061	1,103	1,127	1,111	1,101
Average trailers	2,274	2,265	2,510	2,517	2,392

Forward Air Solutions, Inc.
Number of terminals - Company-operated	18	18	18	18	18
Number of terminals - agent	1	1	1	1	1
Number of terminals - total	19	19	19	19	19
Average tractors - Company	44	44	42	41	43
Average leased tractors - Company	23	12	11	11	14
Average straight trucks & vans - Company	118	116	110	109	113
Average leased straight trucks - Company	43	52	52	52	50
Average tractors - owner-operator	63	64	82	89	75
Average straight trucks & vans - owner-operator	61	55	54	62	58
Average tractors - total	352	343	351	364	353
Average trailers	26	26	26	26	26

(1) Includes pounds associated with linehaul shipments only.

Forward Air Corporation
Historical Operating Data - Unaudited

	2012
	March 31	June 30	September 30	December 31	Average

Forward Air, Inc.
Average linehaul pounds per week (1)
(in thousands)	32,980	36,093	34,783	35,626	34,871
Number of terminals - Company-operated	66	66	66	66	66
Number of terminals - agent	19	19	19	22	22
Number of terminals - total	85	85	85	88	88
Average tractors - Company	200	195	195	197	197
Average leased tractors - Company	4	2	3	2	3
Average leased straight trucks - Company	5	1	1	1	2
Average tractors - owner-operator	927	967	951	949	949
Average tractors - total	1,136	1,165	1,150	1,149	1,151
Average trailers	2,572	2,742	2,710	2,685	2,677

Forward Air Solutions, Inc.
Number of terminals - Company-operated	18	18	18	17	17
Number of terminals - agent	2	2	2	2	2
Number of terminals - total	20	20	20	19	19
Average tractors - Company	47	46	45	45	46
Average leased tractors - Company	11	5	5	5	7
Average straight trucks & vans - Company	134	126	123	123	127
Average leased straight trucks - Company	50	35	34	34	38
Average tractors - owner-operator	82	78	84	84	82
Average straight trucks & vans - owner-operator	64	56	57	61	60
Average tractors - total	388	346	348	352	360
Average trailers	26	25	25	25	25

(1) Includes pounds associated with linehaul shipments only.

Forward Air Corporation
Historical Operating Data - Unaudited

	2013
	March 31	June 30	Average

Forward Air, Inc.
Average linehaul pounds per week (1)
(in thousands)	32,215	35,326	33,783
Number of terminals - Company-operated	66	66	66
Number of terminals - agent	22	22	22
Number of terminals - total	88	88	88
Average tractors - Company	210	211	211
Average leased tractors - Company	2	1	1
Average leased straight trucks - Company	1	1	1
Average tractors - owner-operator	945	961	953
Average tractors - total	1,158	1,174	1,166
Average trailers	2,882	3,021	2,952

Forward Air Solutions, Inc.
Number of terminals - Company-operated	19	19	19
Number of terminals - agent	5	5	5
Number of terminals - total	24	24	24
Average tractors - Company	45	58	52
Average leased tractors - Company	4	2	3
Average straight trucks & vans - Company	107	139	123
Average leased straight trucks - Company	34	33	33
Average tractors - owner-operator	83	84	84
Average straight trucks & vans - owner-operator	59	65	62
Average tractors - total	332	381	357
Average trailers	25	125	75

Total Quality, Inc.
Average tractors - Company	61	61	61
Average tractors - owner-operator	3	10	7
Average tractors - total	64	71	68
Average trailers	68	77	68

(1) Includes pounds associated with linehaul shipments only.